Emmaus Life Sciences, Inc. 8-K

Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

Emmaus Life Sciences, Inc.

20725 S Western Ave

Torrance, CA 90501

Ladies and Gentlemen:

1.            Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Emmaus Life Sciences, Inc., a Delaware corporation (the “Company”), the number of units (the “Units”) set forth on the signature page hereof at a purchase price of $2.50 per Unit. Each Unit consists of (i) one share of common stock, par value $0.001 per share (the “Common Stock”), of the Company and (ii) a warrant to purchase one share of Common Stock (such share, a “Warrant Share” and, collectively, the “Warrant Shares”) for a five (5) year period from the applicable Closing of the Offering (as defined below) at an initial exercise price of $3.50 per share of Common Stock (each, a “Warrant” and, collectively, the “Warrants”).

This subscription is submitted by the Purchaser in accordance with and subject to the terms and conditions described in this subscription agreement (the “Subscription Agreement”) and the Amended and Restated Confidential Private Placement Memorandum of the Company, dated September 9, 2013, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”), relating to the private placement offering (the “Offering”) by the Company of up to $12,000,000 in aggregate purchase price of Units (the “Maximum Amount”) and not less than $4,000,000 in Units (the “Minimum Amount”). The Units are being offered by the Company on an exclusive basis through T.R. Winston & Company, LLC (the “Placement Agent”) pursuant to the terms of an engagement letter (the “Placement Agent Agreement”), entered into as of June 26, 2013, between the Company and the Placement Agent and such agents as may be engaged by the Placement Agent as sub-agents on a “reasonable efforts” basis. The minimum purchase amount per Purchaser is twenty thousand (30,000) Units ($75,000), provided that the Company and the Placement Agent may, in their discretion, accept subscriptions for a lesser number of Units.

The terms of the Offering are more completely described in the Memorandum and such terms are incorporated by reference herein in their entirety. Upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, the Company agrees to issue and sell the Units to the Purchaser at the applicable Closing for the aggregate purchase price set forth on the signature page hereto (the “Subscription Price”).

2.           Payment. The Purchaser encloses herewith a check payable to, or will make a wire transfer payment to, “Signature Bank, as Escrow Agent for Emmaus Life Sciences, Inc.” in the full amount of the purchase price of the Units being subscribed for. Wire transfer instructions are set forth on the instruction page accompanying this Subscription Agreement. Such funds will be held for the Purchaser’s benefit, and will be returned promptly, without interest or offset, if the Purchaser’s subscription is not accepted by the Company for any reason or no reason or the Offering is terminated pursuant to its terms by the Company or the Placement Agent prior to the applicable Closing (as hereinafter defined).

3.           Deposit of Funds. All payments made as provided in Section 2 above shall be deposited by the Company or the Placement Agent as soon as practicable after receipt thereof with Signature Bank (the “Escrow Agent”), in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of: (a) the Closing (herein defined) of the sale of the Units being purchased pursuant to this Subscription Agreement in accordance with the Offering terms, (b) the rejection of such subscription or (c) the termination of the Offering by the Company or the Placement Agent. The Company and the Placement Agent may continue to offer and sell the Units and conduct additional closings for the sale of additional Units after the initial closing of the Offering (“First Closing” and, together with subsequent closings, the “Closings” and each a “Closing”) and until the termination of the Offering. In the event that the Company does not effect a closing of the Maximum Amount of the Offering on or before September 11, 2013 (the “Termination Date”), the Company will refund all subscription funds, without deduction, offset and/or interest accrued thereon, and will return the subscription documents to each Purchaser. If the Company rejects a subscription, either in whole or in part (which decision is in its sole discretion), the rejected subscription funds or the rejected portion thereof will be returned promptly to such Purchaser without interest accrued thereon. The Purchaser understands and agrees that this subscription is made subject to the condition that the Common Stock and Warrants to be issued and delivered on account of this subscription will be issued only in the name of and delivered only to the Purchaser.

4.            Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Units, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5.            Representations and Warranties, Acknowledgments, and Agreements.

5.1      Of the Purchaser. The Purchaser hereby acknowledges, represents, warrants and agrees to and with the Company as follows (it being specifically acknowledged and agreed that the Placement Agent is and shall be a third party beneficiary of the following):

(a)       The Purchaser is aware that an investment in the Units involves a significant degree of risk, and has carefully read and considered the matters set forth under the caption “Risk Factors” in the Memorandum, as well as the Company’s periodic and current reports filed with the United States Securities and Exchange Commission (“SEC” or “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder and, in particular, acknowledges that the Company is a development stage company in a highly competitive business with limited assets and minimal revenues to date; and, having had access to or having been furnished with all such information or documents as the Purchaser has considered necessary (including, without limitation, such filings with the SEC), has concluded that it is able to bear those risks.

(b)       None of the securities included in the Units or the Warrant Shares offered pursuant to the Memorandum are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder (“Regulation D”), based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement, including, without limitation, the investor certification (“Investor Certification”) immediately following the signature page of this Subscription Agreement.

(c)       The Purchaser, as set forth in the Investor Certification attached hereto, meets as of the date hereof, and will meet on each date on which the Purchaser exercises any of the Warrants, the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D (an “Accredited Investor”).

(d)       The Purchaser acknowledges that it has completed the Investor Certification attached hereto, and that the information contained in such Investor Certification is complete and accurate as of the date hereof.

(e)        Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein.

(f)        Neither the SEC nor any state securities commission or other regulatory authority has approved the Units, the Common Stock, the Warrants, or the Warrant Shares, or passed upon or endorsed the merits of the offering of Units, or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any federal, state or other regulatory authority.

(g)       Upon Purchaser’s request, all documents, records, and books pertaining to the investment in the Units (including, without limitation, the Memorandum) have been made available for inspection by such Purchaser and its Advisers, if any.

(h)       The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units, the business and financial condition of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any.

(i)         In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in the Memorandum.

(j)         In connection with the Offering and sale of the Units, Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any registration statement relating to the offering and sale of securities of the Company filed with the SEC prior to the date hereof, or any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites), and is not subscribing for the Units and did not become aware of the Offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(k)       The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Placement Agent or as otherwise described in the Memorandum) and, in turn, to be paid to its selected dealers.

(l)       The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.

(m)       The Purchaser is not relying on the Company, the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers, if any, whom the Purchaser has deemed necessary or appropriate in connection with its purchase of the Units.

(n)       The Purchaser is acquiring the Units solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, the Common Stock, the Warrants, the Warrant Shares, and the Purchaser has no plans to enter into any such agreement or arrangement. In addition, the Purchaser (i) does not presently have any agreement, plan or understanding, directly or indirectly, with any person or entity to distribute or effect any distribution of any of the securities included in the Units (or any securities which are derivatives thereof) or through any person or entity, (ii) is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer; and (iii) during the period of five (5) business days immediately prior to the execution of this agreement, the Purchaser, did not, and from such date and through the expiration of the 90th day following the date hereof will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option, or equity swap transaction in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the securities included in the Units by the Purchaser. (For purposes of this Agreement, the term “business day”, whether or not capitalized, shall mean any day of the year on which national banking institutions in California are open to the public for conducting business and are not required or authorized to close.)

(o)       The Units and each of the securities included therein may not be pledged or otherwise transferred or assigned to a third party as security for a margin loan or other loan at any time prior to the earliest of (i) the date the Common Stock of the Company is listed for trading on a national securities exchange, (ii) the date the Common Stock of the Company is quoted on an automated quotation system, (iii) the date the Common Stock of the Company listed or quoted for trading on the OTC Bulletin Board, or (iv) the date prices for the Common Stock are first reported in the “Pink Sheets” published by OTC Link LCC (or a similar organization or agency succeeding to its functions of reporting prices). Notwithstanding any provision herein to the contrary, the Company shall not be required to register any of the Units, Common Stock, Warrants or Warrant Shares (in whole or in part) in the name of any person who acquired such Units, Common Stock, Warrants or Warrant Shares (in whole or in part) directly or indirectly in a transaction that contravenes the restrictions set forth in this Section 5.1(o).

(p)       The Purchaser understands that because (i) the securities included in the Units are "restricted securities" and have not been registered under the Securities Act and may not be offered for sale, sold, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements therefrom is available, and (ii) if any transfer of the securities included in the Units is to be made in reliance on an exemption under the Securities Act, the Company may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to such exemption, the Purchaser must bear the substantial economic risks of the investment in the Units indefinitely; and so long as the Company deems appropriate legends shall be placed on the securities included in the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws, which legends shall be in substantially the following form:

“[NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED][THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR VALUE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION (INCLUDING, WITHOUT LIMITATION, A PLEDGE [PERMITTED HEREUNDER] IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES WHERE THE PLEDGEE ACKNOWLEDGES THE RESTRICTIONS ON TRANSFER OF SUCH SECURITIES) NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY."

Appropriate notations will be made in the Company’s stock books to the effect that the securities included in the Units have not been registered under the Securities Act or applicable state securities laws. Stop transfer instructions will be placed with the transfer agent, if any, of the Units. There can be no assurance that there will be any market for resale of the Units, the Common Stock, the Warrants, or the Warrant Shares nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(q)       No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Purchaser or any of the Purchaser's affiliates is required for the execution of this Agreement or the performance of the Purchaser's obligations hereunder, including, without limitation, the Purchase of the Common Stock and Warrants by the Purchaser.

(r)       The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time.

(s)       The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; or (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound

(t)       If an entity, the Purchaser has its principal place of business or, if a natural person, the Purchaser has its primary residence, in the jurisdiction set forth immediately below such Purchaser's name on the signature page hereto.

(u)       The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any.

(v)       Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company or the Placement Agent is true, complete and accurate and may be relied upon by the Company and the Placement Agent in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and the Placement Agent immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the securities contained in the Units.

(w)       The Purchaser has significant prior investment experience, including investment in non-registered, high risk securities. The Purchaser is knowledgeable about investment considerations in development-stage companies. The Purchaser is able to bear all risks of holding the Units purchased hereunder, and the Common Stock, Warrants, and Warrant Shares included therein. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event that such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

(x)       The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make this investment.

(y)       The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

(z)       No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum.

(aa)     Within five (5) days after receipt of a request from the Company or the Placement Agent, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or the Placement Agent is subject.

(bb)    The Purchaser’s substantive relationship with the Placement Agent or subagent of the Placement Agent through which the Purchaser is subscribing for Units predates the Placement Agent’s or such subagent’s contact with the Purchaser regarding an investment in the Units.

(cc)     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(dd)    The Purchaser acknowledges that none of the Units, the Common Stock, the Warrants, or the Warrant Shares have been recommended by any federal or state securities commission or regulatory authority. In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement or the Memorandum. Any representation to the contrary is a criminal offense. The Units, the Common Stock, the Warrants, and the Warrant Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. The Purchaser should be aware that it will be required to bear the financial risks of this investment for an indefinite period of time.

(ee)     (For ERISA plans only)      The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(ff)      The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(gg)    To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company and the Placement Agent should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Placement Agent may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Placement Agent or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(hh)    To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(ii)       If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

5.2      Of the Company. The Company hereby represents, warrants and agrees to and with the Purchaser as follows (it being specifically acknowledged and agreed that the Placement Agent is and shall be a third party beneficiary of the following):

(a)       the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own, lease, use and operate its properties and to carry on its business as now being conducted and presently proposed to be conducted; the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary; the Company has all necessary corporate power and authority to execute and deliver this Agreement, to issue the Units and the securities included therein and to carry out the provisions of this Agreement; and, upon execution and delivery, this Agreement and the Warrant will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors’ rights generally and the effect of rules of law governing equitable remedies;

(b)       no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of the Company's affiliates is required for the execution of this Agreement or the performance of the Company's obligations hereunder, including, without limitation, the sale of the Units and the Warrant Shares to the Purchaser;

(c)       neither the sale of the securities included in the Units or the Warrant Shares nor the performance of the Company's other obligations pursuant to this Agreement will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time or both, would constitute a default) under (i) the certificate of incorporation or bylaws of the Company, (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of the Company's properties or assets, (iii) any law, treaty, rule or regulation applicable to the Company or (iv) the terms of any bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed or trust or other instrument to which the Company is a party or otherwise bound or to which any property of the Company is subject;

(d)       the Company has or, prior to the Closing, will have taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(e)       the Company has duly authorized the issuance of the securities included in the Units and the Warrant Shares; and the Company has reserved such number of shares of its common stock necessary for issuance of the Common Stock and the Warrant Shares;

(f)       the Common Stock when issued and paid for in compliance with the provisions of this Agreement, and the Warrant Shares when issued, paid for and delivered in accordance with the terms of the Warrant, will be duly authorized and validly issued, fully paid and non-assessable, will not be subject to preemptive, anti-dilution, “poison-pill” or similar rights, will be free and clear of any security interest, lien, claim or other encumbrance, and, based in part upon the Purchaser’s representations and warranties contained in this Subscription Agreement and the representations, warranties and covenants given by the Placement Agent in the Placement Agent Agreement, will be issued in compliance with applicable federal and state securities laws; provided, however, that any non-compliance with any such laws shall be deemed to not contravene the representation and warranty set forth in this Subsection 5.2(f) so long as such non-compliance (i) does not and, after the passage of time, will not adversely affect the characterization of such issuance as being duly authorized, valid, fully paid, non-assessable, not subject to preemptive, anti-dilution, “poison-pill” or similar rights, and free and clear of any security interest, lien, claim or other encumbrance, (ii) can be remedied by the Company, and (iii) is promptly remedied by the Company after the Company becomes so aware of it;

(g)       the sale of the securities included in the Units and any Warrant Shares by the Company is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(h)       neither the Company nor any person acting on behalf of the Company has offered or sold any of the securities included in the Units by any form of general solicitation or general advertising;

(i)       the Company has offered the securities included in the Units for sale only to (i) Accredited Investors or (ii) persons who are not a “U.S. Person” within the meaning of Regulation S under the Securities Act (“Regulation S”) or who are not resident within the United States or any territory thereof, in each case who by reason of their business and financial experience have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the such securities;

(j)       the Memorandum, as of its date or such later date on which the Memorandum is amended or supplemented, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; as of their respective dates, or to the extent corrected by a subsequent restatement, amendment or supplement, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act for the two years preceding the date hereof (the "SEC Reports") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k)       the financial statements of the Company included in the SEC Reports and the Memorandum comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments;

(l)       since the date of the latest audited financial statements included within the SEC Reports and the Memorandum, and except as otherwise set forth in the SEC Reports or the Memorandum, as amended or supplemented by any SEC filings of the Company subsequent to the date hereof, (i) the Company has not incurred any material liabilities, direct or contingent, (ii) there has been no material adverse change in the properties, business, results of operations, or condition (financial or otherwise), affairs or prospects. of the Company and its subsidiaries, taken as a whole, and (iii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which, as of the date of this Subscription Agreement, are material to the Company; and

(m)       the Company agrees to use the net proceeds from the sale of the Units in the manner and for the purposes described in the Memorandum.

The Company has not made any representations or warranties to the Purchaser, and the Purchaser has not relied upon any representations or warranties of the Company, except as expressly set forth in this Section 5.2.

5.3      Representations and Warranties as of Closing. Each of the representations and warranties of the parties hereto set forth in Sections 5.1 and 5.2, respectively, and made as of the date hereof shall be true and accurate as of the Closing applicable to the subscription made hereby as if made on and as of the date of such Closing.

6.           Registration Rights.

6.1      Registration Statement. Within twelve (12) months of the date of the First Closing, the Company will use its commercially reasonable best efforts to have on file, at its sole expense, a then current registration statement (together with any pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein, the “Registration Statement”) for the benefit of the holders (each a “Holder”; collectively, the “Holders”) of all the Common Stock comprising the Units, the Common Stock underlying the Warrants, and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Common Stock (collectively, “Registrable Securities”) to permit the public sale of any of the foregoing Common Stock and securities by such Holders; provided, however, any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to file, or maintain the effectiveness of, any Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144 promulgated by the Commission pursuant to the Securities Act, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter issued by counsel to the Company to such effect, addressed, delivered and acceptable to the Company’s transfer agent (the “Transfer Agent”) and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company. In the event such Registration Statement includes securities of the Company to be offered and sold by the Company in a fully underwritten primary public offering pursuant to an effective registration under the Securities Act (a “Public Offering”) and the Company is advised in good faith by any managing underwriter of securities being offered pursuant to such Public Offering that the number of Registrable Securities proposed to be sold in such Public Offering is greater than the number of such securities which can be included in such Public Offering without materially adversely affecting such Public Offering, the Company will include in such registration (i) first, any securities the Company proposes to sell, and (ii) second, the Registrable Securities, with any reductions in the number of Registrable Securities actually included in such registration to be allocated on a pro rata basis among the Holders based on the total number of Registrable Securities proposed to be registered. Additionally, and notwithstanding any other provision of this Section 6, if the Commission or any SEC Guidance (as hereinafter defined) sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows: (i) first, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that if some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares issuable to such Holders) and (ii) second, the Company shall reduce Registrable Securities represented by shares of Common Stock issued in the Offering (applied, in the case that if some of such shares of Common Stock may be registered, to the Holders on a pro rata basis based on the total number of unregistered shares held by such Holders). In the event the Company files or amends the Registration Statement in accordance with the foregoing, the Holders’ registration rights set forth in this Section 6 with respect to the Registrable Securities consequently not registered for resale in the Registration Statement, as amended, shall continue until the expiration of the Registration Period (as defined below), including, without limitation, the requirement for a filing of the Registration Statement within twelve-months following the First Closing set forth in the first sentence of this Section 6.1.

As used in this Section 6, “SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

6.2      Registration Procedures. In connection with the registration of the Registrable Securities pursuant to this Section 6, the Company shall:

(a)       (i) Prepare and file a Registration Statement in accordance with the time period set forth in Section 6.1, (ii) promptly prepare and file with the Commission such amendments, including post effective amendments, to the Registration Statement and supplements to the prospectus included therein (a “Prospectus”) as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Holders for resales of the Registrable Securities until the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which all Registrable Securities may be sold without any restriction (including volume limitations) pursuant to Rule 144 promulgated under the Securities Act (the “Registration Period”), (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto, and (iv) during the Registration Period, comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Section 6) with the intended methods of disposition by the holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(b)       Subject to the terms of this Section 6, the Company shall use its commercially reasonable best efforts to cause any Registration Statement filed in respect of the Registrable Securities to be declared effective under the Securities Act as promptly as possible after the filing thereof, and thereafter the Company shall file a final prospectus with the Commission as required by Rule 424 under the Securities Act.

(c)       Notify the Placement Agent as promptly as reasonably possible (i) when the Registration Statement has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any governmental action, litigation, hearing or other proceeding (“Proceedings”) for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose.

(d)       Use its commercially reasonable best efforts during the Registration Period to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)       During the Registration Period, subject to the terms of this Section 6 and applicable law, consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f)       Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Registration Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement during the Registration Period; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(g)       If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Subscription Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(h)       During the Registration Period, comply with all applicable rules and regulations of the Commission.

6.3      Obligations of the Holder. In connection with the registration of the Registrable Securities, the Holder shall have the following obligations and hereby makes the following acknowledgements:

(a)       It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of the Holder in any Registration Statement that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities. The Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Subscription Agreement as Annex A (the “Selling Stockholder Questionnaire”) concurrently with the Holder’s subscription for the Registrable Securities and to furnish such additional documents in connection with such registration as the Company may reasonably request. At least twenty (20) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Holder of the information the Company requires from such Holder (the “Requested Information”) if the Holder elects to have any of its Registrable Securities included in the Registration Statement. If at least five (5) business days prior to the anticipated filing date the Company has not received the Requested Information from the Purchaser, then the Company may file the Registration Statement without including any Registrable Securities of the Purchaser and the Company shall have no further obligations under this Section 6 to the Holder after such Registration Statement has been declared effective; provided, however, that in the event the Company thereafter files a Registration Statement for the resale of any Registrable Securities of other Holders not previously registered, then such Holder shall have the right under this Section 6 to include such Holder’s Registrable Securities in such Registration Statement and the obligations of the Company under this Section 6 with respect to the registration of such Holder’s Registrable Securities shall apply thereto. If the Holder notifies the Company and provides the Company the information required hereby prior to the time the Registration Statement is declared effective, the Company will file an amendment to the Registration Statement that includes the Registrable Securities of the Holder;

(b)       The Holder agrees to cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement;

(c)       The Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to a Registration Statement that constitutes a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law;

(d)       The Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6(b)(ii), (iii) or (iv), or of any event that otherwise makes a Registration Statement outdated, defective or otherwise unavailable, such Holder will forthwith discontinue disposition of such Registrable Securities under such Registration Statement until it is advised in writing by the Company or an agent of the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed, and the Company will use its commercially reasonable best efforts to ensure that the use of such Prospectus (as it may have been supplemented or amended) may be resumed as promptly as is practicable;

(e)       The Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement; and

(f)       The Holder acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Registrable Securities being registered for resale by it, and hereby consents to the inclusion in any applicable Registration Statement of a disclosure to such effect.

6.4      Registration Expenses. All fees and expenses incident to the performance of or compliance with this Section 6 by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. In no event, however, shall the Company be responsible for any broker or similar commissions of the Holder or any legal fees or other costs of the Holder.

6.5       Indemnification.

(a)       Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, each Holder’s respective investment advisors, and each underwriter, if any, which facilitates the disposition of the Registrable Securities, and each of their respective officers, directors, members, stockholders, partners, agents, and employees and each person who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, members, stockholders, partners, agents and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder or underwriter furnished in writing to the Company by such Holder or underwriter expressly for use therein, or to the extent that such information relates to such Holder or underwriter or such Holder’s or underwriter’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder or underwriter expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved the contents of the Selling Stockholder Questionnaire for this purpose) or (ii) the use by such Holder or underwriter of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder or underwriter in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder or underwriter. The Company shall notify the Holders and underwriters, if any, promptly of the institution, threat or assertion of any governmental action, litigation, hearing or other proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders.

(b)       Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved the contents of the Selling Stockholder Questionnaire for this purpose), such Prospectus or in any amendment or supplement thereto or (iii) to the extent, but only to the extent, related to the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder. In no event shall the liability of any selling Holder under this Section 6.5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)       Conduct of Indemnification Proceedings.

(i)	If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 6.5, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(ii)	An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(iii)	Subject to the terms of this Section 6.5, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d)       Contribution.

(i)	If the indemnification under Section 6.5(a) or 6.5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Section 6, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(ii)	The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.5(d), no Holder shall be required to contribute pursuant to this Section 6.5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(iii)	The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties otherwise may have to the Indemnified Parties.

6.6      Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Section 6, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Section 6, including recovery of damages, shall be entitled to specific performance of its rights under this Section 6. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Section 6 and not resulting from the failure of the other party to perform its respective obligations under this Section 6 and, in respect of any such action for specific performance, further agrees that it shall waive and shall not assert the defense that a remedy at law would be adequate.

7.           Opinion of Counsel. At the Closing applicable to the subscription made hereby, the Placement Agent and the Purchaser shall have each received the opinion of Nixon Peabody LLP, counsel for the Company, dated as of the Closing, substantially in the form attached as Annex B attached hereto with such changes as may be mutually agreed upon by the Company and the Placement Agent.

8.           Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, Placement Agent (and selected dealers retained on the Offering, if any), and their respective officers, directors, employees, agents, members, partners, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

9.           Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

10.           Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

11.           Immaterial Modifications to the Transaction Documents. The Company may, at any time prior to the First Closing, modify the Warrant in the form of Exhibit 2 to the Memorandum (the Warrant and other transaction documents are collectively referred to herein as the “Transaction Documents”) if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser, if, and only if, such modification is not material in any respect.

12.           Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by facsimile transmission or by e-mail transmission, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12). Any notice or other communication given by certified mail shall be deemed given at the time of receipt thereof. The Purchaser and any assignee of Purchaser’s rights and obligations under this Agreement shall provide the Company with updated address information upon any change thereto or any assignment of the shares of Common Stock, the Warrants or the Warrant Shares, and any notice provided to Purchaser or assignee furnished in writing to the address or other contact information set forth in the Company’s records in accordance with the provisions of this Section 12 by or on behalf of the Company shall be deemed effective as to such Purchaser or assignee. The Purchaser agrees that notice may be served upon the Purchaser in accordance with the foregoing procedures by the Placement Agent or other agent that introduced the Purchaser to the Company.

13.           Assignability. Except as provided in the following sentence, this Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser. The transfer or assignment of the shares of Common Stock, the Warrants or the Warrant Shares shall be made only in accordance with all applicable laws and upon any such transfer of the shares of Common Stock, the rights set forth in Sections 6, 19 and 20 shall be deemed assigned to such new holder. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

14.           Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts to be wholly-performed within said State, and without regard to the conflicts of laws principles thereof.

15.           Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

(a)       Arbitration is final and binding on the parties.

(b)       The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c)       Pre-arbitration discovery is generally more limited and different from court proceedings.

(d)       The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e)       The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f)       All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the American Arbitration Association in the City of New York, New York or the City of Los Angeles, California, as the party bringing such arbitration shall decide. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sec.1-16, and the judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.  Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

16.           Blue Sky Qualification. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

17.           Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18.           Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence, including the fact that the Company is considering the transactions contemplated by the Memorandum and this Subscription Agreement. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties. The Purchaser further agrees not to trade in the Company’s securities on the basis of any such nonpublic information.

19.           Adjustment for Diluting Issuances.

19.1      Special Definitions. For purposes of this Section 19 and Section 20, the following definitions shall apply:

(a)       “Options” shall mean rights, options, options authorized for issuance under the Company’s 2011 Stock Incentive Plan, and warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)       “Private Placement Closing Date” shall mean the date on which the first Units are issued under this Subscription Agreement.

(c)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock and any such renewals, but excluding Options.

(d)       “Promissory Notes” shall mean any evidences of indebtedness or other securities not directly or indirectly convertible into or exchangeable for Common Stock and any such renewals, but potentially could be exchanged into Common Stock.

(e)       “Original PPM Shares” shall mean the total number of shares of Common Stock comprising the Units (and, for the sake of clarity, excluding any Warrant Shares) originally issued under this Subscription Agreement on the Private Placement Closing Date.

(f)       “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 19.2 below, deemed to be issued) by the Company after the Private Placement Closing Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (such shares referenced in clauses (1) and (2) of this paragraph (f), collectively, “Exempted Securities”):

(i)	all Options, Convertible Securities and Promissory Notes outstanding as of the Private Placement Closing Date;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or similar transaction or other distribution on shares of Common Stock;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries or authorized to be issued pursuant to a plan, agreement or arrangement approved by the board of directors of the Company (the “Board”);

(iv)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities or Promissory Notes, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security or in the case of Promissory Notes such issuance is not below the fair market value of Common Stock as determined by the Board, provided that the Company may not issue more than 2.55 million shares of Common Stock at a fair market value less than $2.50 in exchange of Promissory Notes under this clause (iv);

(v)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board that do not exceed an aggregate of $225,000 of the Company’s shares of Common Stock at the fair market value of Common Stock as determined by the Board (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vi)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board that do not exceed an aggregate of $225,000 of the Company’s shares of Common Stock at the fair market value of Common Stock as determined by the Board (including shares underlying (directly or indirectly) any such Options or Convertible Securities);

(vii)	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board and do not exceed an aggregate of 10% of the outstanding shares of Common Stock at the time immediately preceding such transaction (including shares underlying (directly or indirectly) any such Options or Convertible Securities); and

(viii)	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board that do not exceed an aggregate of $225,000 of the Company’s shares of Common Stock at the fair market value of Common Stock as determined by the Board (including shares underlying (directly or indirectly) any such Options or Convertible Securities).

(g)       “New Shares” shall mean the additional Shares of Common Stock issued to investors under this Subscription Agreement as calculated in Section 19.3 below.

19.2      Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Private Placement Closing Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

19.3      New Shares for Additional Shares of Common Stock. In the event the Company shall at any time after the Private Placement Closing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 19.2), without consideration or for a consideration per share less than $2.50 (the “New Issuance”), then New Shares shall be issued to Purchaser in an amount determined in accordance with the following formulas:

Number of New Shares = ((Original PPM Shares ÷ Share Adjustment Factor) - Original PPM Shares)

Share Adjustment Factor = (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)       “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock;

(b)       “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to $2.50; and

(c)       “C” shall mean the number of such Additional Shares of Common Stock issued in the New Issuance.

19.4      Determination of Consideration. For purposes of this Section 19, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)       Cash and Property. Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)       Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 19.2, relating to Options and Convertible Securities, shall be determined by dividing:

(i)	The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

19.5       No Fractional Shares or Warrants. No fractional shares shall be issued under Section 19.3. As to any fraction of a New Share which the Purchaser would otherwise be entitled to receive upon the issuance of New Shares (after aggregating all the New Shares then being issuable to the Purchaser in respect of the shares of Common Stock comprising the Units purchased by the Purchaser), the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the price per share at which the Additional Shares giving rise to the issuance of the New Shares were sold by the Company or round up to the next whole share.

19.6       Term of Adjustment for Diluting Issuances. The requirement to perform adjustments for diluting issuances under this Section 19 shall terminate and be of no further force or effect on the earliest to occur of the following: (i) immediately prior to a firm commitment underwritten public offering by the Company of shares of its Common Stock which results in aggregate cash proceeds to the Company of not less than $20,000,000 and in connection therewith the Company lists its Common Stock for trading on a national securities exchange, provided that the price per share of such Common Stock is at least $5.00 at the time of such listing (a “Qualified Initial Public Offering”) or (ii) the fifth (5th) anniversary of the Private Placement Closing Date.

20.           Right of Participation.

20.1       Right of Participation. Subject to the terms and conditions specified in this Section 20, the Company hereby grants to the Purchaser a right of participation with respect to future sales by the Company or any of its Subsidiaries of its Shares (as hereinafter defined) or issuance of indebtedness for borrowed money by the Company or any of its Subsidiaries (“Indebtedness”) to third party investors. Each time the Company or any of its Subsidiaries proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”) or any Indebtedness (each, a “Subsequent Financing”), the Company shall first make an offering of such Shares or Indebtedness to the Purchaser in accordance with the provisions of this Section 20. For purposes of this Section 20, “Subsidiary” shall mean any entity that the Company controls directly or indirectly through one or more intermediaries; where the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(a)       At least five (5) business days prior to the closing of a Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, the “ROP Notice”).  Upon the request of the Purchaser, and only upon a request by the Purchaser, for the ROP Notice, the Company shall promptly, but no later than one (1) business day after such request, deliver the ROP Notice to the Purchaser.  The ROP Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b)       Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) business after all of the purchasers of Units have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation up to the Pro Rata Percentage (as defined below) and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the ROP Notice. For purposes of this Section 20, the “Pro Rata Percentage” shall mean that portion which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by the Purchaser bears to the sum of the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing. If the Company receives no such notice from the Purchaser as of 5:30 P.M. (New York City time) on such fifth (5th) business day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(c)       The Company may, during the ninety (90) day period following the expiration of the period provided in subsection 20.1(b) hereof, offer the remaining unsubscribed portion of the Shares or Indebtedness to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the ROP Notice. If the Company does not enter into an agreement for the sale of the Shares or Indebtedness within such period, the right provided hereunder shall be deemed to be revived and such Shares and Indebtedness shall not be offered unless first reoffered to the Purchaser in accordance herewith.

(d)       If by 5:30 p.m. (New York City time) on the fifth (5th) business day after all of the purchasers of Units have received the Pre-Notice, notifications by the purchasers of Units of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the persons set forth in the ROP Notice.

(e)       The right of participation in this Section 20 shall not be applicable to any Exempted Securities.

20.2       Term of Right of Participation. The right of participation under this Section 20 shall terminate and be of no further force or effect on the earliest to occur of the following: (i) immediately prior to a Qualified Initial Public Offering or (ii) the fifth (5th) anniversary of the Private Placement Closing Date.

21.           Miscellaneous.

21.1       This Subscription Agreement, together with the Transaction Documents (which are to be issued or executed at closing), constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

21.2       The covenants, agreements, representations and warranties of the Company and the Purchaser made, and the indemnification rights provided for, in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the securities included in the Units, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Subscription Price.

21.3       Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

21.4       This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document), but all of which shall together constitute one and the same instrument.

21.5       Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

21.6       Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

21.7       The Purchaser understands and acknowledges that there may be multiple closings for this Offering.

Emmaus Life Sciences, Inc.

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of ______ Units at a price of $______ per Unit (NOTE: to be completed by Purchaser) and executes the Subscription Agreement.

Date (NOTE: To be completed by Purchaser): __________________

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)	Signature

Date	Address

Fax Number	Email Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Taxpayer Identification Number

By:
Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

Accepted:

EMMAUS LIFE SCIENCES, INC.		T.R. WINSTON & COMPANY, LLC

By:		By:
	Authorized Officer		Authorized Officer

Emmaus Life Sciences, Inc.

INVESTOR CERTIFICATION

For Individual Investors Only

 (all Individual Investors must INITIAL where appropriate):

Initial	_______

I have a net worth in excess of $1 million, either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. For purposes of the foregoing net worth calculation, I have excluded the value of my/our primary residence, after deducting any indebtedness secured by such primary residence). (Total liabilities excludes any indebtedness that is secured by such primary residence up to such primary residence's estimated fair market value (except that if the amount of such indebtedness outstanding at the date you purchase the securities included in the Units exceeds the amount outstanding 60 days before such date other than as a result of the acquisition of such primary residence, the amount of such excess shall be included as a liability.

Initial	_______

I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	_______	I am a director or executive officer of Emmaus Life Sciences, Inc.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial	_______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial	_______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial	_______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	_______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial	_______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial	_______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	_______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial	_______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	_______	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial	_______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	_______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Annex A

EMMAUS LIFE SCIENCES, inc.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Emmaus Life Sciences, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Subscription Agreement (the “Subscription Agreement”) to which this document is annexed. A copy of the Subscription Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Selling Stockholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.         Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:

3.         Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐              No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐              No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐              No ☐

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐              No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.         Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)        Type and Amount of other securities beneficially owned by the Selling Stockholder:

5.         Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

 The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: ______________________	Beneficial Owner: _______________

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Emmaus Life Sciences, Inc.

20725 S Western Ave.

Torrance, CA 90501

Attention: Chief Financial Officer

Annex B

Form of Opinion of Company Counsel

[OPINION TO BE DELIVERED SUBJECT TO STANDARD EXCEPTIONS AND QUALIFICATIONS OF NIXON PEABODY LLP]

Based upon and subject to the foregoing and the other assumptions and qualifications contained herein, we are of the opinion that:

1.         The Company and each of its Delaware Company Subsidiaries is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority necessary to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Company is qualified to do business as a foreign corporation in the State of California, and the Company and each of its Delaware Company Subsidiaries is duly qualified as a corporation to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the operation of the Company and its subsidiaries considered as one enterprise.

2.         The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

3.         The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action and the Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.         The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder, and the issuance, sale and delivery of the Shares and Warrants in accordance therewith, and the issuance of the Warrant Shares upon any exercise of any of the Warrants in accordance with the terms thereof , will not result in (i) a violation of the Company’s organizational documents, (ii) a violation of any statute, rule or regulation of United States federal law, Delaware General Company Law or California law applicable to the Company, or (iii) a violation of any order of any court, governmental agency or arbitrator of which we have knowledge. In rendering the foregoing opinions, we assume full disclosure by the Company to the Investors of all material facts and, with respect to performance by the Company of its obligations under the Transaction Documents, assume compliance by the Company with applicable laws.

5.         The Shares to be issued on the date hereof, when issued and paid for in compliance with the provisions of the Subscription Agreements and Placement Agent Agreement, will be validly issued, fully paid and nonassessable, will not be subject to any preemptive rights, and will be free of any liens or encumbrances granted by the Company. The Warrant Shares issuable upon exercise of all of the Warrants are duly authorized and have been duly and validly reserved for issuance and, when and if issued upon exercise of the Warrants in accordance with their terms (including the payment of the Exercise Price therefor), will be validly issued, fully paid and nonassessable, will not be subject to any preemptive rights, and will be free of any liens or encumbrances granted by the Company.

6.         Assuming the accuracy of the representations and warranties made by the Investors in the Subscription Agreements and Investor Certifications a part thereof, and in reliance on the Placement Agent Certificate, the issuance, sale and delivery of the Shares and Warrants to be issued in conformity with the terms of the Subscription Agreements and the Placement Agent Agreement, and the issuance and sale of the Warrant Shares upon exercise of the Warrants in accordance with their terms are in each case exempt from the registration requirements of Section 5 the Securities Act of 1933, as amended.

7.         No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, or local governmental authority in the United States on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Shares, the Warrants, or, upon exercise of any of the Warrants, the Warrant Shares, other than, if required, filings or qualifications under applicable federal or state securities laws.